UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Baudax Bio, Inc. (the “Company”) held its annual meeting (the “Annual Meeting”) of shareholders on May 18, 2022, which was initially adjourned on May 5, 2022 to allow more time to establish a quorum. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting.

Proposal 1 – Election of Class III Directors. Each of Arnold Baskies, M.D. and Winston Churchill were elected to the Board of Directors as Class III directors, by a plurality of votes, to serve until the Company’s 2025 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal, with the voting results being as follows:

Director Nominee	Votes For	Withheld	Broker Non-Votes
Arnold Baskies, MD	757,000	1,011,264	1,514,124
Winston Churchill	710,824	1,057,440	1,514,124

Proposal 2 – Ratification of Independent Registered Public Accountants. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,039,824	151,788	90,776	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: May 20, 2022